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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
 LaserCard Corporation:

        We consent to incorporation by reference in the Registration Statement on Form S-3 (No. 333-112172) and the Registration Statements on Form S-8 (Nos. 333-122840, 333-122841, 333-113690, 333-89473, 333-23091, 333-39493, 333-54018,
333-54026, and 333-71548) of LaserCard Corporation (formerly Drexler Technology Corporation) and subsidiaries of our report dated June 9, 2004, relating to the consolidated balance sheet of LaserCard Corporation and subsidiaries as of March 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and our report on financial statement schedule dated June 9, 2004, which reports appear in this Annual Report on Form 10-K.


/s/ KPMG LLP

Mountain View, California
June 14, 2005



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